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                                                                  EXHIBIT 23.1
                                                 Consent of Coopers & Lybrand


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Multimedia Games, Inc., on Form S-3 (File Nos. 333-16729; 333-28367; and 333-36319) of our reported dated December 23, 1997, on our audits of the consolidated financial statements of Multimedia Games, Inc. and subsidiaries as of September 30, 1997 and for each of the two years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-KSB.


COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
December 26, 1997